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                                                                  EXHIBIT 99.1A

                      JOHN HANCOCK TAX-EXEMPT SERIES TRUST



                     Instrument Changing Name of the Trust



         The Trustees of John Hancock Tax-Exempt Series Trust (the "Trust"), hereby amend the Trust's Declaration of Trust, dated March 24, 1987 (the "Declaration of Trust"), to the extent necessary to reflect the change of name of the John Hancock Tax-Exempt Series Trust to John Hancock Tax-Exempt Series Fund, effective January 1, 1991.


         IN WITNESS WHEREOF, the Trustees of the Trust have executed this Instrument on the 18th day of September, 1990.



                                     /s/ Dennis S. Aronowitz
                                         ----------------------------
                                         Dennis S. Aronowitz
                                         Trustee

                                     /s/ Elliott L. Atamian
                                         ----------------------------
                                         Elliott L. Atamiam
                                         Trustee

                                     /s/ Edward J. Boudreau, Jr.
                                         ----------------------------
                                         Edward J. Boudreau, Jr.
                                         Trustee

                                     /s/ Richard P. Chapman, Jr.
                                         ----------------------------
                                         Richard P. Chapman, Jr.
                                         Trustee


                                         ----------------------------
                                         Francis C. Cleary, Jr.
                                         Trustee

                                     /s/ James V. Fetchero
                                         ----------------------------
                                         James V. Fetchero
                                         Trustee

                                     /s/ Bayard Henry
                                         ----------------------------
                                         Bayard Henry
                                         Trustee

                                     /s/ Richard S. Scipione
                                         ----------------------------
                                         Richard S. Scipione
                                         Trustee



         The name John Hancock Tax-Exempt Series Trust is the designation of the Trustees under the Declaration of Trust, dated March 24, 1987, as amended from time to time. The Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Registrant are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of Registrant, but Registrant's property only shall be bound.